Exhibit 99.1

Rightscorp Increases Number of Participating Internet Service Providers by Over 100%

Industry Leader Receives Copyright Infringement Settlements from Customers of More Than 140 ISPs

Santa Monica, Calif. - July 8, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has increased its ISP participation from 70 to over 140, representing a growth of over 100%. The increase in settlement payments received from ISP subscribers directly impacts the Company’s top line growth potential and represents a larger number of copyright infringers receiving notices, enabling a greater return for Rightscorp and its clients, the copyright owners.

“Doubling the amount of participating ISPs is another large milestone for our Company,” said Christopher Sabec, CEO of Rightscorp. “As we’ve indicated in the past, our ability to generate significant growth momentum is attributed to three major factors: increasing the number of copyrights we represent, growing our ingestion rate, and more ISP participation. Our ability to successfully monetize the copyrighted content we represent has increased significantly. Each ISP we add represents thousands of potential infringements that can now be monetized. We are adding ISPs at a faster rate as the scalability and efficiency of our solution becomes apparent.”

The Recording Industry Association of America (RIAA) states that since peer-to-peer (P2P) copyright infringement emerged in 1999, music sales in the U.S. have dropped 53%, from $14.6 billion to $7.0 billion in 2013. The digital theft of music, movies and copyrighted content accounts for 24% of global internet bandwidth, according to the Information Technology & Innovation Foundation. Copyright holders are negatively impacted through the loss of sales and revenues and ISPs are affected by copyright infringement on their networks. The higher the amount of illegal Internet traffic that violates copyrights, the larger the maintenance costs ISPs must pay. Rightscorp’s proprietary patent-pending copyright infringement monitoring software solution, which protects copyright owners against digital loss and the unauthorized online distribution of content including music, movies, games, books, software and other digital content, is beneficial to ISPs as it warns about repeat infringers allowing ISPs to shut down the infringers’ service. The benefit for ISPs to work with Rightscorp is reduced liability, reduced costs, and improvement in bandwidth.

Rightscorp recently reported that it has closed over 75,000 cases of copyright infringement and has received approval to collect on over 1.5 million copyrights.

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About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, books and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

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